Exhibit 99.2

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES FIRST QUARTER 2005

EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – April 14, 2005 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its first quarter 2005 financial results on Tuesday, May 10, 2005, at 10:00 a.m. Eastern Time.  The Company intends to distribute its earnings press release after the close of business on Monday, May 9, 2005.

This call will be webcast live by CCBN and can be accessed at the Company’s website at www.crosscountry.com or by dialing 877-915-2769 from anywhere in the U.S. or by dialing 630-395-0018 from non-U.S. locations – Passcode: Cross Country.  A replay of the webcast and the conference call will be available from May 10th through May 24th at the Company’s website and via telephone by calling 800-925-2063 from anywhere in the U.S. or 402-998-0601 from non-U.S. locations.

The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others.  Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States as well as a provider of human capital management services.  The Company has a client base of approximately 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states.  Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company’s press releases, SEC filings and other notices by e-mail.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

Additional information about our business:

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Assignment America International Nursing	MRA Nurse Recruiting	ClinForce Clinical Staffing	Cross Country University CEU Continuing Education for Nurses	Cejka Search Physician Jobs Executive Search

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com